Exhibit 10.1

SECURED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

SECURED PROMISSORY NOTE

$28,575,808.00	September 4, 2026

FOR VALUE RECEIVED, Montana Goldfields, Inc. (the “Company”), hereby promises to pay to the order of Silver Bow Mining Corp. (including any future holder of this Note, the “Lender”), the principal amount of Twenty-Eight Million Five Hundred Seventy-Five Thousand Eight Hundred Eight Dollars ($28,575,808.00) upon the terms and subject to the conditions set forth herein (this “Note”). This Note is issued in consideration of, and concurrently with, Lender’s payment of $28,575,808.00 of the debts due and payable by the Company and the Company’s wholly-owned subsidiary, Montana Tunnels Mining, Inc. (“MTMI”) pursuant to the terms and conditions of that certain asset purchase agreement dated August 21, 2026 by and between the Company and MTMI on the one hand and the Lender and its wholly-owned subsidiary, Silver Bow Tunnels Corp., on the other hand (the “Purchase Agreement”), with any remainder of the Escrowed Funds (as defined the Purchase Agreement) to be paid directly to MTMI as consideration for this Note, and is secured pursuant to that certain security and pledge agreement between the Company and the Lender of even date herewith (the “Security Agreement”), guaranty agreement between MTMI and the Lender of even date herewith (the “Guaranty”) and that certain Mortgage and Fixture Filing of even date herewith between MTMI and the Lender (the “Mortgage” and, together with this Note, the Security Agreement and the Guaranty, the “Loan Documents”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Purchase Agreement.

1.                  Payments. The principal amount of this Note shall be due and payable in full on the Maturity Date (as defined herein), except that upon the occurrence of the Final Closing (as defined in the Purchase Agreement (the “Final Closing”), this Note shall automatically be deemed satisfied and extinguished in full, and the principal amount hereof shall be credited against the purchase price payable under the Purchase Agreement (the "Purchase Price") in accordance with the Purchase Agreement. As stated in Section 2.3(a) of the Purchase Agreement, to the extent the principal amount of this Note exceeds the aggregate amount of the MTMI Debts, the remaining balance after payments of the MTMI Debts shall be released directly to the Company in cash concurrently with the First Closing, in accordance with the Final Order and the terms of the Escrow Agreement. Such release shall constitute payment of a portion of the Purchase Price and shall not be deemed or construed as a cancellation, forgiveness, or discharge of indebtedness, but rather as a disbursement of purchase price consideration from Lender to the Company in accordance with the Purchase Agreement.

2.                  Maturity; Extinguishment. If this Note is not extinguished at the Final Closing as set forth in Section 1, the outstanding principal amount shall become immediately due and payable upon the earliest to occur of: (i) any Event of Default (as defined herein), (ii) termination of the Purchase Agreement by the Lender due to a material breach by the Company that remains uncured after written notice and a thirty (30) day cure period, or (iii) 5 p.m. Denver Time on November 30, 2026 (the "Maturity Date"). All payments shall be made in lawful money of the United States at such place as the Lender may designate in writing.

3.                  Interest. This Note is non-interest-bearing. No interest shall accrue or be payable at any time, and no periodic interest payment dates shall apply. No original issue discount or similar fees are payable in respect of this Note. Any principal amount not paid at the Maturity Date will bear interest at the rate of 10% per annum (“Default Interest”) until paid in full.

4.                  Prepayment. The Company may prepay this Note, in whole or in part, at any time prior to the Maturity Date or extinguishment of this Note pursuant to Section 2, without premium or penalty, upon at least two (2) Business Days’ prior written notice to the Lender.

5.                  Event of Default. For purposes of this Note, an “Event of Default” shall be deemed to have occurred upon the occurrence of any Event of Default as defined in Section 4.1 of the Mortgage.

Upon the occurrence of an Event of Default, the Lender shall deliver to the Company written notice describing such Event of Default in reasonable detail. If the Event of Default is capable of being cured, the Company shall have until the end of the cure period as set forth in Section 4.1 (or, if no cure period is specified therein, ninety (90) days after receipt of such notice) to cure the Event of Default. If the Event of Default is not cured within such period (or is not reasonably capable of cure), then all outstanding principal under this Note shall, at the Lender’s election, become immediately due and payable, and the Lender may exercise all rights and remedies of a secured party under the applicable Uniform Commercial Code and applicable law, including foreclosing on the real property interests and related fixtures described in the Mortgage, selling foreclosed assets, and receiving all rents, issues, profits, damages, royalties, income and other benefits now or hereafter derived from the real property interests and the fixtures. The Lender may also seek specific performance and injunctive or other equitable relief. All remedies are cumulative and may be exercised separately, successively or concurrently.

Notwithstanding the foregoing, in no event shall the Lender be entitled to recover amounts in excess of the outstanding principal amount of this Note plus any Default Interest and any and all reasonable and documented costs and expenses (including counsel fees and expenses) incurred by the Secured Party in enforcing any rights under this Note.

6.                  Security Interest.

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(a)               Payment of all amounts due or to become due under this Note and of all other obligations of the Company pursuant to the Loan Documents are secured by a first priority security interest in the Collateral described in the Security Agreement and property interests and related fixtures as described in the Mortgage.

7.                  Notices. All notices provided for in this Note shall be in writing and deemed to be duly given upon (a) personal delivery, (b) four (4) Business Days after deposit in the United States mail, certified or registered, postage prepaid, (c) one (1) Business Day after deposit with a reputable, national overnight courier service for next business day delivery with all charges prepaid, or (d) confirmed fax transmission or email to an email address provided by Lender. Other than as expressly required herein, the Company waives presentment and demand for payment, protest, notice of protest, and notice of dishonor. Notices shall be sent to the parties at the following addresses (or to such other address or electronic mail address as a party may designate by notice given in accordance with this Section):

If to Company:

Montana Goldfields, Inc.

Attn: Patrick W.M. Imeson

Address: 1610 Wynkoop Street, Suite 400

Denver, CO 80202

If to Lender:

Silver Bow Mining Corp.

Attn: C. Travis Naugle

Address: 1401 Idaho Street

Butte, Montana 59701

8.                  Governing Law. This Note, and any disputes arising under this Note, will be governed by and construed in accordance with the laws of the State of Delaware, without regard to provisions of Delaware law concerning conflicts of laws.

9.                  Savings Clause. If any provision of this Note is determined to be invalid, illegal or unenforceable, such provision shall be deemed modified to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, deemed deleted, without affecting the validity or enforceability of the remaining provisions of this Note.

10.              Transfer; Successors and Assigns. This Note is in registered form within the meaning of 26 C.F.R. Section 1.871-14(c)(1)(i) for United States federal income and withholding tax purposes. Except as set forth below, this Note may be transferred only in compliance with any applicable laws and upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Company. Notwithstanding the foregoing, the Lender may not sell, transfer, assign, pledge or hypothecate this Note, in whole or in part, without the prior written consent of the Company, which consent may be granted or withheld in the Company’s sole discretion; provided, that no such consent shall be required for a transfer or assignment to an Affiliate of the Lender. Upon such transfer, this Note shall be reissued to and registered in the name of the

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transferee, or a new Note representing the then outstanding principal amount shall be issued and registered in the name of the transferee.

11.              Waiver and Amendment. Any provision or provisions of this Note may be amended, waived or modified, and this Note may be amended and restated in its entirety, only upon the written consent of the Company and Lender.

12.              Collection Costs. In the event of any action, arbitration or other proceeding to enforce or interpret this Note or any of the Loan Documents, the prevailing party shall be entitled to recover from the non-prevailing party, on demand, its reasonable and documented costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, court costs, costs of collection, costs of protecting, preserving or enforcing the Collateral, costs incurred in any bankruptcy, insolvency or restructuring proceeding, and all costs incurred on appeal or in any post-judgment proceedings.

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The Company has executed this Secured Promissory Note as of the date first above written.

Montana Goldfields, Inc.

	By:	/s/ Patrick Imeson
Name: Patrick W.M. Imeson
Title: Chief Executive Officer

Acknowledged:

Silver Bow Mining Corp.

	By:	/s/ Wade Black
Name: Wade Black
Title: Chief Financial Officer